LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com

Trio-Tech Reports Fiscal 2011 First Quarter Net Income
of $0.14 Per Share Versus A Loss of $0.13 Per Share
As Revenue Increased 84% to $13.0 Million Versus $7.1 Million

    Van Nuys, CA -- November 15, 2010 -- Trio-Tech International (AMEX:TRT) announced today that revenue for the first quarter of fiscal 2011 ended September 30, 2010 increased 84% to $13,029,000 compared to $7,093,000 for the first quarter of fiscal 2010.  Net income for the quarter increased to $491,000, or $0.14 per diluted share, compared to a loss of $422,000, or $0.13 per share, in the first quarter of fiscal 2010.

    Revenue from product sales increased to $9,203,000 for the first quarter of fiscal 2011 compared to $3,862,000 a year earlier, primarily the result of higher sales of the Company's proprietary semiconductor test equipment products.  Revenue from testing services for the first quarter of fiscal 2011 increased to $3,474,000 compared to $2,659,000 for the first quarter of fiscal 2010.

    "Our core semiconductor test equipment and services businesses continued to perform well in this year's first quarter, generating solid margins and strong cash flow.  While we recently have seen reduced backlogs and shortened lead times for some of our products and services, that may affect our operating results in the second quarter compared to the first, we are bullish about our business and committed to implementing our two-pronged strategy for growth.

    "First, we are continuing to build our core semiconductor test equipment and services businesses, working closely with current customers, seeking new customers and steadily upgrading our facilities, technologies and capabilities.  As previously reported, we are in the process of expanding our Malaysia testing operation, including the purchase of additional plant and equipment, to improve efficiency and throughput to meet increasing orders from one of our major customers.  We are also moving forward with our plan to set up a new facility for semiconductor test and burn-in services to support an existing major customer in Tianjin, China. We expect to commence operations in Tianjin towards the end of the third quarter of this fiscal year after qualification by our customer," said SW Yong, Trio-Tech's CEO.

    "At the same time, we are adding new sources of revenue and earnings outside of the semiconductor industry that offer significant growth potential, including our ventures into the oil and gas equipment fabrication, solar and real estate business.  We see opportunities for future growth from our investments in these new businesses," Yong said.

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Fiscal 2011 First Quarter Net Income of $0.14 Per Share Versus Loss
November 15, 2010
Page Two

Revenue from the Company's real estate segment increased to $187,000 for the first quarter of fiscal 2011, compared to $68,000 a year ago.  Revenue at PT SHI Indonesia was $165,000 for this year's first quarter as compared to $504,000 for the first quarter of fiscal 2010.

At September 30, 2010, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $7,109,000 ($2.20 per outstanding share), working capital of $9,437,000, and shareholders' equity was $21,684,000 ($6.72 per outstanding share). At June 30, 2010, cash and cash equivalents, restricted term deposits and short-term deposits were $8,205,000 ($2.54 per outstanding share), working capital was $8,665,000, and shareholders' equity was $20,266,000 ($6.28 per outstanding share).

About Trio-Tech

Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group pursuing aggressive interest in semiconductor test and manufacturing, oil and gas equipment fabrication, solar products and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:  the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
Revenue	2010	2009
Products	$9,203	$3,862
Testing Services	3,474	2,659
Fabrication Services	165	504
Other	187	68
	13,029	7,093
Costs of Sales
Cost of products sold	7,908	3,287
Cost of testing services rendered	2,109	2,063
Cost of fabrication services rendered	215	495
Other	50	34
	10,282	5,879

Gross Margin	2,747	1,214

Operating Expenses:
General and administrative	1,830	1,583
Selling	128	132
Research and development	29	10
Loss (gain) on disposal of property, plant and equipment	7	(1)
Total operating expenses	1,994	1,724

Income (loss) from Operations	753	(510)

Other Income (Expenses)
Interest expense	(60)	(19)
Other income (expense)	(40)	(3)
Total other income (expenses)	(100)	(22)

Income (loss) from Continuing Operations before Income Taxes	653	(532)

Income Tax Benefit	4	37

Income (loss) from Continuing Operations before Non-controlling interest, net of tax	657	(495)

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(2)	(18)

NET INCOME (LOSS)	$655	$(513)

Less: net income (loss) attributable to the non-controlling interest	164	(91)

Net Income (Loss) attributable to Trio-Tech International	491	(422)

Net Income (Loss) Attributable to Trio-Tech International Common Shareholders:
Continuing operations, net of tax	493	(404)
Discontinued operations, net of tax	(2)	(18)

Net Income (Loss)	$491	$(422)

Comprehensive Income (Loss):

Net Income (loss)	$655	$(513)
Foreign currency translation, net of tax	909	229
Comprehensive Income (Loss)	1,564	(284)
Less: Comprehensive Income (Loss) Attributable to Non-controlling Interest	169	(56)
Comprehensive Income (Loss) Attributable to Trio-Tech International	1,395	(228)

Basic earnings (loss) per share from continuing operations	$0.15	$(0.12)
Basic loss per share from discontinued operations	--	(0.01)
Basic Earnings (Loss) per Share	$0.15	$(0.13)

Diluted earnings (loss) per share from continuing operations	$0.14	$(0.12)
Diluted earnings (loss) per share from discontinued operations	--	(0.01)
Diluted Earnings (Loss) per Share	$0.14	$(0.13)

Weighted Average Shares Outstanding - Basic	3,228	3,227
Weighted Average Shares Outstanding - Diluted	3,479	3,227

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	September 30,	June 30,
	2010	2010
ASSETS	(unaudited)

CURRENT ASSETS:
Cash & cash equivalents	$4,338	$3,244
Short-term deposits	382	2,714
Trade accounts receivable, net	13,860	12,142
Other receivables	783	778
Inventories, net	3,649	3,400
Investment in property development	900	887
Prepaid expenses and other current assets	483	296

Total current assets	24,395	23,461

INVESTMENT PROPERTY IN CHINA, Net	2,144	2,141
PROPERTY, PLANT AND EQUIPMENT, Net	13,332	12,695
OTHER ASSETS	1,406	1,180
RESTRICTED TERM DEPOSITS	2,389	2,247

TOTAL ASSETS	$43,666	$41,724

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Line of credit	$3,624	$2,532
Accounts payable	7,055	7,968
Accrued expenses	3,443	3,419
Income taxes payable	428	342
Current portion of bank loans payable	278	478
Current portion of capital leases	130	57

Total current liabilities	14,958	14,796

BANK LOANS PAYABLE, net of current portion	2,676	2,566
CAPITAL LEASES, net of current portion	197	--
DEFERRED TAX LIABILITIES	702	718
OTHER NON-CURRENT LIABILITIES	471	569

TOTAL LIABILITIES	19,004	18,649

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,229,430 and 3,227,430 shares issued and outstanding at September 30, 2010, and June 30, 2010, respectively	10,369	10,365
Paid-in capital	1,616	1,597
Accumulated retained earnings	6,977	6,486
Accumulated other comprehensive loss-translation adjustments	2,722	1,818

Total Trio-Tech International shareholders' equity	21,684	20,266

NON-CONTROLLING INTEREST	2,978	2,809

TOTAL EQUITY	24,662	23,075

TOTAL LIABILITIES AND EQUITY	$43,666	$41,724